                                                                     EXHIBIT 8.3

                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
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Structured Asset Securities Corporation II
745 Seventh Avenue
New York, New York 10019

                  Re:      Structured Asset Securities Corporation II
                           -------------------------------------------
                           Registration Statement, Form S-3
                           --------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to Structured Asset
Securities Corporation II, a Delaware corporation (the "COMPANY"), in connection with the Registration Statement (as hereinafter defined) relating to the proposed offering from time to time by one or more trusts in one or more series
(each, a "SERIES") of mortgage pass-through certificates (the "CERTIFICATES").
As set forth in the Registration Statement, each Series of Certificates will be issued under and pursuant to the conditions of a pooling and servicing agreement or other similar agreement or collection of agreements (each, an "AGREEMENT")
among the Company, a trustee (the "TRUSTEE") and where appropriate, one or more servicers (each, a "SERVICER"), each to be identified in the prospectus supplement for such Series of Certificates.

                  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Statement.

                  In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following:

Structured Asset Securities Corporation II
November 18, 2005

                  (a) the registration statement on Form S-3 of the Company
relating to the Certificates filed on or about the date hereof with the
Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), allowing for delayed offerings pursuant to Rule 415 under the Securities Act (such registration statement referred to herein as the "REGISTRATION STATEMENT");

                  (b) the prospectus (the "BASE PROSPECTUS") relating to the offering of the Certificates by the Company, which forms a part of and is included in the Registration Statement;

                  (c) the form of prospectus supplement relating to the offering of each Series of Certificates (the "PROSPECTUS SUPPLEMENT"), which forms a part of and is included in the Registration Statement;

                  (d) the form of pooling and servicing agreement incorporated by reference to the Registration Statement;

                  (e) the forms of Certificates included in the applicable
Agreements;

                  (f) the Restated Certificate of Incorporation of the Company,
as certified by the Secretary of State of the State of Delaware;

                  (g) the By-laws of the Company, as currently in effect; and

                  (h) such other documents, certificates, and records as we have deemed necessary or appropriate as the basis for the opinion set forth below.
Our opinion is conditioned on the initial and continuing accuracy of the facts and information set forth in such documents, certificates, and records.

                  For purposes of our opinion, we have assumed the legal
capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such latter documents. We have assumed that such documents, certificates, and records are duly authorized, valid, and enforceable.

                  In addition, we have relied upon statements and
representations of officers and other representatives of the Company and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief. We have not made an independent investigation of the facts set forth in the Registration Statement or such other documents that we have examined. We have consequently assumed in rendering this opinion that the information presented in the Registration Statement, such other documents or otherwise furnished to us, in all material respects, accurately and

Structured Asset Securities Corporation II
November 18, 2005

completely describe all facts relevant to the Company and its business activities.

                  For purposes of our opinion, we have assumed that the
execution and delivery of each Agreement will be duly authorized by all necessary corporate action on the part of the Company, the Trustee, the Servicer
(where applicable) and any other party thereto for such Series of Certificates and will be duly executed and delivered by the Company, the Trustee, the
Servicer and any other party thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each Series of Certificates will be duly executed and delivered in forms substantially similar to the forms set forth in the related Agreement filed or incorporated by reference as an exhibit to the Registration Statement, that the parties to the Agreement will comply with the terms thereof and the Agreement will not be amended, and that Certificates will be sold as described in the
Registration Statement.

                  Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time
(possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion expressed herein will be accepted by the
Internal Revenue Service or, if challenged, by a court.

                  Based on and subject to the foregoing, we are of the opinion that under current United States federal income tax law, although the discussion set forth under the heading "Federal Income Tax Consequences" in the Base
Prospectus does not purport to summarize all possible United States federal income tax consequences of the purchase, ownership, and disposition of a Series of Certificates, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences that are anticipated to be material to holders who purchase a Series of Certificates pursuant to the Registration Statement.

                  This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Certificates as a result of changes in facts or circumstances, changes in the terms of the documents reviewed by us, or changes in law subsequent to the date hereof. Because the Registration Statement contemplates multiple Series of Certificates with numerous different characteristics, you should be aware that the particular characteristics of each
Series of Certificates must be considered in determining the applicability of this opinion to a particular Series of Certificates.

                  This opinion pertains only to those Series of Certificates for which our firm is named as special counsel to the Company in the related
Prospectus or Prospectus Supplement.

Structured Asset Securities Corporation II
November 18, 2005

                  Except as set forth above, we express no other opinion. We hereby consent to the filing of this letter as an exhibit to the Registration
Statement and to references to this firm under the heading "Federal Income Tax
Consequences" in the Prospectus or "Federal Income Tax Consequences" in a
Prospectus Supplement which forms a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act or the
Rules and Regulations of the Commission promulgated thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date thereof.

                                   Very truly yours,

                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP